UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934.

DATE OF REPORT:  May 15, 2009  (Date of earliest event reported)

THE ITALIAN OVEN, INC.
(Exact name of registrant as specified in its charter)

PA                                            0-27182               25-1624305
                                                              (State or other jurisdiction                         (Commission File      IRS Employer
of incorporation)                                      Number)             Identification Number)

196 WEST ASHLAND STREET, DOYLESTOWN, PA 18901
(Address of principal executive offices)

267-864-7737
(Registrant's telephone number, including area code)

NOT APPLICABLE
(Former Name or Former Address, if changed since last report)

ITEM 3.03  MATERIAL MODIFICATION TO RIGHTS OF SHAREHOLDERS

           The Italian Oven, Inc. (Pink Sheets:  IOVN), in response to numerous inquiries from shareholders, clarifies the information provided about the 100 for 1 share issuance.  The company has been informed by the NASDAQ OMX Group, Inc.'s MDI Corporate Actions department for over the counter securities that the change will be effective May 22, 2009.  The company will be assigned a new trading symbol for the start of the business day on May 22, 2009.  The company previously discussed an "ex date" in its releases.  To be clear, in the company's resolutions, a date of May 15, 2009, was set as the "record date."  As this is a split, most likely anyone holding cleared shares on May 21, 2009, should receive the 100 shares with the new symbol.  However, in an abundance of caution, the company warned, and continues to warn shareholders, that trading between May 18-21, 2009 should be done at their own risk to avoid any potential confusion or discrepency regarding the record date of the issuance.

           After the forward split, the shares outstanding will be as follows:

Total number of common shares:  938,291,700
Restricted common belonging to My Pleasure Limited, United Kingdom:  500,000,000
Public float shares:  325,161,800 (held by CEDE & Company)
Certificate shares:  113,129,900 (70,546,600 restricted, 42,583,300 unrestricted)

           Presently, there are 9,382,917 issued shares with 3,251,618 shares in the public float.

           The company, to keep its shareholders updated as to progress with the company, established the following instant messaging accounts.  The company invites shareholders to add the accounts to their contact list to receive notice of SEC filings and press releases.

            Yahoo Messenger:  theitalianoven
            AIM:   IOVNinvestors
            ICQ:   576757259
            MECA Messenger:  italianoven
            MSN:  theitalianoven (at) live.com
            Twitter:  italianoven

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act
of 1934, the registrant has duly caused this report to be
signed on its behalf by the undersigned hereunto duly authorized.

Dated:   May 15, 2009

THE ITALIAN OVEN, INC.

By: /s/ Joanna Chmielewska
Joanna Chmielewska, President